                              MAJESCO HOLDINGS INC.

                2004 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Majesco Holdings Inc. 2004
         Employee, Director and Consultant Stock Plan, have the following meanings:

                  Administrator means the Board of Directors, unless it has
                  delegated power to act on its behalf to the Committee, in
                  which case the Administrator means the Committee.

                  Affiliate means a corporation which, for purposes of Section
                  424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

                  Board of Directors means the Board of Directors of the
                  Company.

                  Code means the United States Internal Revenue Code of 1986, as amended.

                  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  Common Stock means shares of the Company's common stock,
                  $0.001 par value per share.

                  Company means Majesco Holdings Inc., a Delaware corporation.

                  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

                  Employee means any employee of the Company or of an Affiliate
                  (including, without limitation, an employee who is also
                  serving as an officer or director of the Company or of an
                  Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

                  Fair Market Value of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the
                  closing or last price of the Common Stock on the Composite
                  Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if
                  sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately
                  preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national
                  securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall
                  determine.

                  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

                  Non-Qualified Option means an option which is not intended to qualify as an ISO.

                  Option means an ISO or Non-Qualified Option granted under the
                  Plan.

                  Option Agreement means an agreement between the Company and a
                  Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  Participant means an Employee, director or consultant of the
                  Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  Plan means this Majesco Holdings Inc. 2004 Employee, Director and Consultant Stock Plan.

                  Shares means shares of the Common Stock as to which Stock
                  Rights have been or may be granted under the Plan or any
                  shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
                  Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the
                  Company in its treasury, or both.

                  Stock Grant means a grant by the Company of Shares under the
                  Plan.

                  Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  Stock Right means a right to Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option or a
                  Stock Grant.

                  Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the
Company or of an Affiliate. The Plan provides for the granting of ISOs,
Non-Qualified Options and Stock Grants.

3. SHARES SUBJECT TO THE PLAN.

         The number of Shares which may be issued from time to time pursuant to this Plan shall be 15,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

         If an Option ceases to be "outstanding", in whole or in part, or if the
Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any
Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4. ADMINISTRATION OF THE PLAN.

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

         a.       Interpret the provisions of the Plan or of any Option or Stock
                  Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b.       Determine which Employees, directors and consultants shall be granted Stock Rights;

         c.       Determine the number of Shares for which a Stock Right or
                  Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 8,000,000
                  Shares be granted to any Participant in any fiscal year.

         d.       Specify the terms and conditions upon which a Stock Right or
                  Stock Rights may be granted; and

         e.       Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Options or
                  Shares acquired upon exercise of Options.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as
ISOs. Subject to the foregoing, the interpretation and construction by the
Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the
Administrator is the Committee. In addition, if the Administrator is the
Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

         If permissible under applicable law, the Board of Directors or the
Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the
Committee at any time.

5. ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock
Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the
Agreement evidencing such Stock Right. ISOs may be granted only to Employees.
Non-Qualified Options and Stock Grants may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the
Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option
Agreements shall be subject to at least the following terms and conditions:

         A.       Non-Qualified Options: Each Option intended to be a
                  Non-Qualified Option shall be subject to the terms and
                  conditions which the Administrator determines to be
                  appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
                  Option:

                  a.       Option Price: Each Option Agreement shall state the
                           option price (per share) of the Shares covered by
                           each Option, which option price shall be determined
                           by the Administrator but shall not be less than the
                           par value per share of Common Stock.

                  b.       Each Option Agreement shall state the number of
                           Shares to which it pertains;

                  c.       Each Option Agreement shall state the date or dates
                           on which it first is exercisable and the date after
                           which it may no longer be exercised, and may provide
                           that the Option rights accrue or become exercisable
                           in installments over a period of months or years, or
                           upon the occurrence of certain conditions or the
                           attainment of stated goals or events; and

                  d.       Exercise of any Option may be conditioned upon the
                           Participant's execution of a Share purchase agreement
                           in form satisfactory to the Administrator providing
                           for certain protections for the Company and its other
                           shareholders, including requirements that:

                           i.       The Participant's or the Participant's
                                    Survivors' right to sell or transfer the
                                    Shares may be restricted; and

                           ii.      The Participant or the Participant's
                                    Survivors may be required to execute letters
                                    of investment intent and must also
                                    acknowledge that the Shares will bear
                                    legends noting any applicable restrictions.

         B.       ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and
                  conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in
                  conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

                  a.       Minimum standards: The ISO shall meet the minimum
                           standards required of Non-Qualified Options, as
                           described in Paragraph 6(A) above, except clause (a)
                           thereunder.

                  b.       Option Price: Immediately before the ISO is granted,
                           if the Participant owns, directly or by reason of the
                           applicable attribution rules in Section 424(d) of the
                           Code:

                           i.       10% or less of the total combined voting
                                    power of all classes of stock of the Company
                                    or an Affiliate, the Option price per share
                                    of the Shares covered by each ISO shall not
                                    be less than 100% of the Fair Market Value
                                    per share of the Shares on the date of the
                                    grant of the Option; or

                           ii.      More than 10% of the total combined voting
                                    power of all classes of stock of the Company
                                    or an Affiliate, the Option price per share
                                    of the Shares covered by each ISO shall not
                                    be less than 110% of the said Fair Market
                                    Value on the date of grant.

                  c.       Term of Option: For Participants who own:

                           i.       10% or less of the total combined voting
                                    power of all classes of stock of the Company
                                    or an Affiliate, each ISO shall terminate
                                    not more than ten years from the date of the
                                    grant or at such earlier time as the Option
                                    Agreement may provide; or

                           ii.      More than 10% of the total combined voting
                                    power of all classes of stock of the Company
                                    or an Affiliate, each ISO shall terminate
                                    not more than five years from the date of
                                    the grant or at such earlier time as the
                                    Option Agreement may provide.

                  d.       Limitation on Yearly Exercise: The Option Agreements
                           shall restrict the amount of ISOs which may become
                           exercisable in any calendar year (under this or any
                           other ISO plan of the Company or an Affiliate) so
                           that the aggregate Fair Market Value (determined at
                           the time each ISO is granted) of the stock with
                           respect to which ISOs are exercisable for the first
                           time by the Participant in any calendar year does not
                           exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

         Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the
Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the
Administrator determines to be appropriate and in the best interest of the
Company, subject to the following minimum standards:

         (a)      Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

         (b)      Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

         (c)      Each Stock Grant Agreement shall include the terms of any
                  right of the Company to restrict or reacquire the Shares
                  subject to the Stock Grant, including the time and events upon which such reacquisition rights shall accrue and the purchase price therefor, if any.

8. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

         An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the
Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by delivery of the grantee's personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable
Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (d) at the discretion of the
Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d)
above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

         The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's
Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the
Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws)
which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an
Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph
6.B.d.

         The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9. ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

         A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock
Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, or (c) at the discretion of the
Administrator, by delivery of the grantee's personal note, for full or partial recourse as determined by the Administrator, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in
Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

         The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's
Survivors, as the case may be), subject to any escrow provision set forth in the
Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the
Company to take any action with respect to the Shares prior to their issuance.

         The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10. RIGHTS AS A SHAREHOLDER.

         No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

         By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement or Stock Grant Agreement.
Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the
Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a
Stock Right shall only be exercisable or may only be accepted, during the
Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way
(whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH
    OR DISABILITY.

         Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

         a.       A Participant who ceases to be an employee, director or
                  consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and
                  15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option
                  Agreement.

         b.       Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's
                  termination of employment.

         c.       The provisions of this Paragraph, and not the provisions of
                  Paragraph 14 or 15, shall apply to a Participant who
                  subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within
                  three months after the termination of employment, director status or consultancy, the Participant or the Participant's
                  Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

         d.       Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's
                  termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith
                  cease to have any right to exercise any Option.

         e.       A Participant to whom an Option has been granted under the
                  Plan who is absent from work with the Company or with an
                  Affiliate because of temporary disability (any disability
                  other than a permanent and total Disability as defined in
                  Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the
                  Administrator may otherwise expressly provide.

         f.       Except as required by law or as set forth in a Participant's
                  Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the
                  Participant continues to be an employee, director or
                  consultant of the Company or any Affiliate.

13. EFFECT ON OPTIONS OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

         a.       All outstanding and unexercised Options as of the time the
                  Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

         b.       For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any
                  Affiliate, insubordination, substantial malfeasance or
                  non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure,
                  non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be
                  conclusive on the Participant and the Company.

         c.       "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a
                  Participant's termination of service but prior to the exercise of an Option, that

                                       10

                  either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute
                  "cause", then the right to exercise any Option is forfeited.

         d.       Any definition in an agreement between the Participant and the
                  Company or an Affiliate, which contains a conflicting
                  definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the
                  definition in this Plan with respect to that Participant.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in a Participant's Option Agreement, a
Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

         a.       To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

         b.       In the event rights to exercise the Option accrue
                  periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

         A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the
Participant might have been able to exercise the Option as to some or all of the
Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether
Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in a Participant's Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

                                       11

         a.       To the extent that the Option has become exercisable but has not been exercised on the date of death; and

         b.       In the event rights to exercise the Option accrue
                  periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died.
                  The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16. EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

         In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

         For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability
(any disability other than a permanent and total Disability as defined in
Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

         In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any
Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR
    DEATH OR DISABILITY.

         Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination "for cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock
Grant as to which the Company's repurchase rights have not lapsed.

                                       12

18. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause":

         a.       All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

         b.       For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer,
                  insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or
                  similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the
                  Company or any Affiliate. The determination of the
                  Administrator as to the existence of "cause" will be
                  conclusive on the Participant and the Company.

         c.       "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a
                  Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the
                  Company's right to repurchase all of such Participant's Shares shall apply.

         d.       Any definition in an agreement between the Participant and the
                  Company or an Affiliate, which contains a conflicting
                  definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the
                  definition in this Plan with respect to that Participant.

19. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company's rights of repurchase have not lapsed on the date of
Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of
Disability.

         The Administrator shall make the determination both of whether
Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be

                                       13

used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20. EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the
Participant is an employee, director or consultant of the Company or of an
Affiliate: to the extent the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the
Participant's death.

21. PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the
Shares covered by such exercise unless and until the following conditions have been fulfilled:

         a.       The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such
                  Shares, that such person(s) are acquiring such Shares for
                  their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such
                  Shares shall be bound by the provisions of the following
                  legend which shall be endorsed upon the certificate(s)
                  evidencing their Shares issued pursuant to such exercise or such grant:

                           "The shares represented by this certificate have been
                           taken for investment and they may not be sold or
                           otherwise transferred by any person, including a
                           pledgee, unless (1) either (a) a Registration
                           Statement with respect to such shares shall be
                           effective under the Securities Act of 1933, as
                           amended, or (b) the Company shall have received an
                           opinion of counsel satisfactory to it that an
                           exemption from registration under such Act is then
                           available, and (2) there shall have been compliance
                           with all applicable state securities laws."

         b.       At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be
                  issued upon such particular exercise or acceptance in
                  compliance with the 1933 Act without registration thereunder.

                                       14

22. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all
Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's
Survivors have not otherwise terminated and expired, the Participant or the
Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23. ADJUSTMENTS.

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a
Participant's Option Agreement or Stock Grant Agreement:

         A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c)
shall also be proportionately adjusted upon the occurrence of such events.

         B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the
Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the
"Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the
Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

                                       15

         With respect to outstanding Stock Grants, the Administrator or the
Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the
Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the
Corporate Transaction or securities of any successor or acquiring entity; or
(ii) upon written notice to the Participants, provided that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the
Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

         C. Recapitalization or Reorganization. In the event of a
recapitalization or reorganization of the Company other than a Corporate
Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a
Participant upon exercising or accepting a Stock Right after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

         D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section
424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

         E. Repricings and Buyouts. At the discretion of the Administrator,
Options previously issued may be repriced, replaced with any type of Stock Right or regranted through cancellation or by lowering the option exercise price of any outstanding Option on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that the offer is made.
In addition, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that the offer is made.

24. ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no

                                       16

adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25. FRACTIONAL SHARES.

         No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such
Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the
Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into
Non-Qualified Options, and no such conversion shall occur until and unless the
Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27. WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a
Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the
Company, or to any Affiliate of the Company which employs or employed the
Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's
Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an
Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

                                       17

28. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the
Employee acquired Shares by exercising the ISO, except as otherwise provided in
Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29. TERMINATION OF THE PLAN.

         The Plan will terminate on February 13, 2014, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the
Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30. AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the
Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a
Stock Right previously granted to him or her. With the consent of the
Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the
Administrator, outstanding Option Agreements and Stock Grant Agreements may be
amended by the Administrator in a manner which is not adverse to the
Participant.

31. EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a
Participant from terminating his or her own

                                       18

employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32. GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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